AMENDMENT NO. 2
                                       TO
                            SHARES CO-SALE AGREEMENT


     This Amendment No. 2 to Shares Co-Sale Agreement ("Amendment No. 2") amends that certain Shares Co-Sale Agreement (the "Original Agreement") entered into as of November 15, 2001, by and between International Commercial Television Inc., a Nevada corporation (the "Company") and the selling shareholders of the Company listed in Schedule I thereto (the "Selling Shareholders"), as amended by
            -----------
Amendment No. 1 to Shares Co-Sale Agreement ("Amendment No. 1") entered into as of February 1, 2002 (the Original Agreement, as amended by Amendment No. 1 hereafter collectively referred to as the "Pre-existing Agreement").

1.     DEFINITIONS;  REFERENCES.  All  capitalized  terms used in this Amendment
       ------------------------
No. 2 not defined herein shall have the meanings given them in the Pre-existing Agreement. References in this Amendment No. 2 and in the Pre-existing Agreement to "this Agreement," "herein," "hereto" and words of similar import shall mean the Pre-existing Agreement as modified by this Amendment No. 2.

2.     SECTION  REFERENCES.  References  to  Sections  herein  shall  refer  to
       -------------------
Sections in this Amendment No. 2. References to the Pre-existing Agreement Sections shall refer to Sections in the Pre-existing Agreement.

3.     EFFECT  OF  AMENDMENT  NO.  2.  This  Amendment  No.  2  modifies  the
       -----------------------------
Pre-existing Agreement. The Pre-existing Agreement, as amended by this Amendment No. 2, is in full force and effect, and the parties hereby ratify and affirm the same. In the event of any conflict between the provisions of the Pre-existing Agreement and this Amendment No. 2, the provisions of this Amendment No. 2 shall control.

4.     AMENDMENT  OF  SCHEDULE  I  TO PRE-EXISTING AGREEMENT.  Schedule I to the
       -----------------------------------------------------
Pre-existing  Agreement  is  hereby  superseded  and replaced in its entirety by
Schedule  I  attached  hereto.

5.     AUTHORITY TO AMEND SCHEDULE I.  Schedule I is hereby amended as permitted
       -----------------------------
by  Pre-existing  Agreement  Section  6.9.

                      [this space intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the latest date indicated below.

INTERNATIONAL COMMERCIAL TELEVISION INC.


     /s/  Thomas  Woolsey                    Date:     Feb.  6,  2002
------------------------------                         -------------------
Thomas  Woolsey,  President


SELLING  SHAREHOLDERS


     /s/  Stephen  Jarvis                    Date:    February  6th,  2002
------------------------------                        --------------------
Stephen  Jarvis


Each undersigned in their capacity as a trustee of The Better Blocks Trust created by Deed
1 January 1994


     /s/  Kelvin  Claney                    Date:     February  6th,  2002
------------------------------                         -------------------
Kelvin  Claney,  Trustee


     /s/  Kelvin  Claney                    Date:     February  6th,  2002
------------------------------                         -------------------
Kelvin  Claney,  Attorney-in-Fact  for
Robin  Jan  Marney,  Trustee


     /s/  Kelvin  Claney                    Date:     February  6th,  2002
------------------------------                         -------------------
Kelvin  Claney,  Attorney-in-Fact  for
William  Ainslie  Reece,  Trustee

                                   SCHEDULE I
                                   ----------

                                  THE OFFERING

The Selling Shareholders, Stephen Jarvis and the Better Blocks Trust, declared 1 January 1994, will each deliver and deposit with the Attorneys-in-Fact, pursuant to Section 1.2 of the Original Agreement, 333,500 outstanding shares of their common stock of the Company. The Company will offer to sell up to 2,000,000 shares of common stock to the public on a self-underwritten, best efforts, no minimum basis. The Company will offer 1,500,000 original issue Company Shares and 500,000 Selling Shareholder Shares in the following order:


     SHARES     OFFERORS
     -----------------------------------------------------------------------
     300,000    Common stock to be offered and sold by the Company
     -----------------------------------------------------------------------
     200,000    Common stock to be offered and sold by the Selling
                Shareholders
     -----------------------------------------------------------------------
     500,000    Common stock to be offered and sold on a pro rata basis, 60%
                by the Selling Shareholders and 40% by the Company
     -----------------------------------------------------------------------
     1,000,000  Common stock to be offered and sold by the Company
     -----------------------------------------------------------------------

The Selling Shareholder Shares to be sold and the proceeds from the sales of the Selling Shareholder Shares shall be pro-rated between the Selling Shareholders, 50% to each Selling Shareholder.